Exhibit 24.3
ROCKWELL MEDICAL TECHNOLOGIES, INC.
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert L. Chioini and Thomas E. Klema, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable Rockwell Medical Technologies, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with a registration statement on Form S-3 to be filed by Rockwell Medical Technologies, Inc., including specifically, but without limitation, power and authority to sign for the undersigned any and all amendments (including post-effective amendments) to such registration statement and to sign registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.
/s/ Patrick J. Bagley

(signature)
Patrick J. Bagley

(print name)
Dated: June 17, 2009